UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 16, 2014

SHIRE WARWICK LEWIS HOLDINGS, INC.

(Exact name of registrant as specified in Charter)

Delaware	00-53927	27-2205723
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
Incorporation or organization)

468 Church Lane

London, United Kingdom NW9 8UA

 (Address of Principal Executive Offices)

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44 20 8200 2305

(Issuer Telephone number)

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DE ACQUISITION 4, INC.

15 Player Pond Place

The Woodlands, Texas 77382

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01

Entry into a Material Definitive Agreement.

On June 4, 2014, Ruth Shepley, the sole shareholder of DE Acquisition 4, Inc., entered into a Securities Purchase Agreement (the “Agreement”) with Shire Warwick Lewis Group Limited, a United Kingdom private limited company. Pursuant to the Agreement, Ruth Shepley transferred to Shire Warwick Lewis Group Limited a total of 10,000 shares of our common stock, representing 100% of the issued and outstanding shares.  The transaction was closed concurrently with the effective date of the 16th day of June, 2014.

The description of the material terms of the aforementioned Agreement included in Items 5.01 and 5.02 of this Form 8-K is incorporated by reference into this Item.

Item 5.01

Change in Control of Registrant.

On June 16, 2014, Ruth Shepley the sole shareholder of DE Acquisition 4, Inc., consummated a sale of 10,000 shares of our common stock to Shire Warwick Lewis Group Limited. Following the closing of the securities purchase transaction, Shire Warwick Lewis Group Limited owns a 100% interest in the issued and outstanding shares of our common stock.  Shire Warwick Lewis Group Limited is 100% owned by Perry Lewis of London, England.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2014, Ruth Shepley resigned as our President, Chief Executive Officer, Chief Financial Officer and Sole Director. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

On June 16, 2014, Perry Lewis was appointed as the Chief Executive Officer, Chief Financial Officer and sole member of our Board of Directors.

Perry Lewis, President, CEO and Director

Perry Lewis, age 60, is the Founder and Chief Executive Officer of Shire Warwick Lewis Capital Markets Limited, a provider of investment banking, brokerage, and market making, asset management, asset financing, venture capital, and real estate investment services. Mr. Lewis has over 30 years work experience in accountancy, taxation, business consultancy, litigation support, and financial administration. In 1989, Mr. Lewis joined accountancy practice Morison Stoneham as their first full time corporate finance partner. In 1996, Mr. Lewis left Morison Stoneham to set up the corporate finance department within MRI Moores Rowland, which later became part of the Chiltern Group. In 2003, Mr. Perry set up his own corporate finance consultancy, Mission Corporate Finance Limited, which is authorized and regulated by the United Kingdom’s Financial Services Authority.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective June 19, 2014, the Corporation approved, through unanimous vote of the directors and shareholders of the Corporation, the change of the Corporation’s name to Shire Warwick Lewis Holdings, Inc.  The Corporation filed an Amendment to the Articles of Incorporation with the State of Delaware reflecting such change.

Item 9.01

Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions

Not applicable.

(d)	Exhibits.

3(i)	Certificate of Amendment of Certificate of Incorporation, changing name of Corporation to Shire Warwick Lewis Holdings, Inc., effective June 19, 2014.

10.1	Securities Purchase Agreement between Ruth Shepley and Shire Warwick Lewis Group Limited, effective June 16, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Shire Warwick Lewis Holdings, Inc.

By:

/s/ Perry Lewis

Perry Lewis, Chief Executive Officer

Dated:  June 19, 2014